EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91296, No. 333-56125, No. 333-39700 No. 33-91298 and No. 333-101369) of Bull Run Corporation of our report dated November 8, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
PRICEWATERHOUSECOOPERS LLP
Louisville, Kentucky
November 8, 2005